INDEX OF EXHIBITS


                  Exhibit                       Incorporation by
                                                Reference or page in
                                                sequential numbering
                                                where exhibit may be
                                                found:

                  (3.1)  Certificate of         Exhibits 4.2-4.5 to
                  Incorporation as amended, of  Registration Statement
                  the Registrant.               No. 33-7244, filed July
                                                22, 1986

                  (3.2)  Amendment to           Exhibit 3 to Form 10-Q
                  Certificate of Incorporation  for period ended June 30,
                  of Registrant dated August    1992
                  6, 1992

                  (3.3)  By-laws of the         Exhibit 3.3 to Annual
                  Registrant, as amended.       Report on Form 10-K for
                                                the year ended December
                                                31, 1992

                  (10.1) Residential Mortgage   Page --
                  Loan Agreements between
                  Russell Family Associates,
                  related to H. Bruce Russell,
                  and First National Bank of
                  Rochester

                  (10.2) Commercial Loan        Page --
                  Agreements between Estate of
                  Fred B. Kravetz and First
                  National Bank of Rochester

                  (10.3) Commercial Line of     Page --
                  Credit Agreement between GLC
                  Outsourcing Services, Inc.,
                  related to James D. Ryan,
                  and First National Bank of
                  Rochester

                  (27) Financial Data Schedule  Page --

          PLEASE RECORD & RETURN TO:
          Hodgson, Russ, Andrews, Woods & Goodyear
          400 East Avenue
          Rochester, New York  14607
          Attn: Leeann Luty


          ----------[Space Above This Line For Recording Data]------------

                                       MORTGAGE

          WORDS USED OFTEN IN THIS DOCUMENT
          (A) "Security Instrument". This document, which is dated SEPTEMBER 1, 1995, will be called the "Security Instrument".

          (B) "Borrower". RUSSELL FAMILY ASSOCIATES, A LIMITED PARTNERSHIP sometimes will be called "Borrower" and sometimes simply "I" or "me".

          (C) "Lender". First National Bank of Rochester will be called "Lender". Lender is a corporation or association which exists under the laws of the United States of America.

          Lender's address is 35 State Street, Rochester, New York 14614

          (D) "Note". The note signed by Borrower and dated SEPTEMBER 1, 1995, will be called the "Note". The Note shows that I owe Lender ONE HUNDRED FIFTY THOUSAND Dollars (U.S. $150,000.00) plus interest. I have promised to pay this debt in monthly payments and to pay the debt in full by AUGUST 1, 2010

          (E) "Property". The property that is described below in the section titled "Description of the Property", will be called the "Property".

          (F) "Sums Secured". The amounts described below in the section titled "Borrower's Transfer to Lender of Rights in the Property" sometimes will be called the "Sums Secured".

          BORROWER'S TRANSFER TO LENDER OF RIGHTS IN THE PROPERTY
          I mortgage, grant and convey the Property to Lender subject to the terms of this Security Instrument. This means that, by signing this Security Instrument, I am giving Lender those rights that are stated in this Security Instrument and also those rights that the law gives to lenders who hold mortgages on real property. I am giving Lender these rights to protect Lender from possible losses that might result if I fail to:
          (A)  Pay all the amounts that I owe Lender as stated in the Note;
          (B) Pay, with interest, any amounts that Lender spends under Paragraphs 2 and 7 of this Security Instrument to protect the value of the Property and Lender's rights in the Property; and
          (C) Keep all of my other promises and agreements under this Security Instrument.

          NEW YORK--Single Family--Fannie Mae/Freddie Mac UNIFORM
          INSTRUMENT

          DESCRIPTION OF PROPERTY
          I give Lender rights in the Property described in (A) through (G) below:

          (A) The Property which is located at 5170 COUNTY ROAD 11, TOWN of GORHAM, [Street] GORHAM, NEW YORK [City] 14461 [Zip Code]. This Property is in ONTARIO County. It has the following legal description:

          SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART HEREOF.

          Mortgagors covenant that the within described premises is a dwelling or residence for not more than two families.

          (B) All buildings and other improvements that are located on the Property described in subparagraph (A) of this section;
          (C) All rights in other property that I have as owner of the Property described in subparagraph (A) of this section. These rights are known as "easements and appurtenances attached to the Property";
          (D) All rights that I have in the land which lies in the streets or roads in front of, or next to, the Property described in subparagraph (A) of this section;
          (E) All fixtures that are now or in the future will be on the Property described in subparagraphs (A) and (B) of this section;
          (F) All of the rights and property described in subparagraphs (B) through (E) of this section that I acquire in the future; and
          (G) All replacements of or additions to the Property described in subparagraphs (B) through (F) of this section.

          BORROWER'S RIGHT TO MORTGAGE THE PROPERTY AND BORROWER'S OBLIGATION TO DEFEND OWNERSHIP OF THE PROPERTY
          I promise that: (A) I lawfully own the Property; (B) I have the right to mortgage, grant and convey the Property to Lender; and
          (C) there are no outstanding claims or charges against the Property, except for those which are of public record.

          I give a general warranty of title to Lender. This means that I will be fully responsible for any losses which Lender suffers because someone other than myself has some of the rights in the Property which I promise that I have. I promise that I will defend my ownership of the Property against any claims of such rights.

          PLAIN LANGUAGE SECURITY INSTRUMENT
          This Security Instrument contains promises and agreements that are used in real property security instruments all over the country. It also contains other promises and agreements that vary, to a limited extent, in different parts of the country. My promises and agreements are stated in "plain language".

                                      COVENANTS

          I promise and I agree with Lender as follows:

          1. BORROWER'S PROMISE TO PAY
          I will pay to Lender on time principal and interest due under the Note and any prepayment and late charges due under the Note.

          2. MONTHLY PAYMENTS FOR TAXES AND INSURANCE
          (A) Borrower's Obligations
          I will pay to Lender all amounts necessary to pay for taxes, assessments, water frontage charges and other similar charges, sewer rents, leasehold payments or ground rents (if any), hazard or property insurance covering the Property, and flood insurance (if any). If Lender required mortgage insurance as a condition of making the loan that I promise to pay under the Note, (i) I also will pay to Lender all amounts necessary to pay for mortgage insurance, and (ii) if, under Paragraph 8 below, instead of paying for mortgage insurance I am required to pay Lender an amount equal to the cost of mortgage insurance, I will pay this amount to Lender I will pay all of these amounts to Lender unless Lender tells me, in writing, that I do not have to do so, or unless the law requires otherwise. I will make these payments on the same day that my monthly payments of principal and interest are due under the Note.

          My payments under this Paragraph 2 will be for the items listed in (i) through (vi) below, which are called "Escrow Items":
          (i) The estimated yearly taxes, assessments, water frontage charges and other similar charges, as a sewer rents on the Property which under the law may be superior to this Security Instrument as a lien on the Property. Any claim, demand or charge that is made against Property because an obligation has not been fulfilled is known as a "lien";
          (ii) The estimated yearly leasehold payments or ground rents on the Property (if any);
          (iii) The estimated yearly premium for hazard or property insurance covering the Property; (iv) The estimated yearly premium for flood insurance covering the Property (if any);
          (v) The estimated yearly premium for mortgage insurance (if any);
          and
          (vi) The estimated yearly amount I may be required to pay Lender under Paragraph 8 below instead of the payment of the estimated yearly premium for mortgage insurance (if any).

          Lender will estimate from time to time the amount I will have to pay for Escrow Items by using existing assessments and bills and reasonable estimates of the amount I will have to pay for Escrow Items in the future, unless the law requires Lender to use
          another method for determining the amount I am to pay.   The
          amounts that I pay to Lender for Escrow Items under this Paragraph 2 will be called the "Funds". The Funds are pledged as additional security for all Sums Secured.

          The law puts limits on the total amount of Funds Lender can at any time collect and hold. This total amount cannot be more than the maximum amount a lender for a "federally related mortgage loan" could require me to place in an "escrow account" under the federal law called the "Real Estate Settlement Procedures Act of 1974", as that law may be amended from time to time. If there is another law that imposes a lower limit on the total amount of Funds Lender can collect and hold, Lender will be limited to the lower amount.

          (B) Lender's Obligations
          Lender will keep the Funds in a savings or banking institution which has its deposits insured by a federal agency, instrumentality, or entity, or in any Federal Home Loan Bank. If Lender is such a savings or banking institution, Lender may hold the Funds Except as described in this Paragraph 2, Lender will use the Funds to pay the Escrow Items. Lender will give to me, without charge, an annual accounting of the Funds. That accounting must show all additions to and deductions from the Funds and the reason for each deduction.

          Lender may not charge me for holding or keeping the Funds, for using the Funds to pay Escrow Items, for making a yearly analysis of my payment of Funds or for receiving, verifying and totaling assessments and bills. However, Lender may charge me for the services if Lender pays me interest on the Funds and if the law permits Lender to make such a charge. Lender also may require me to pay a one-time charge for an independent real estate tax reporting service used by Lender in connection with my loan, unless the law does not permit Lender to make such a charge. Lender will not be required to pay me any interest or earnings on the Funds unless either (i) Lender and I agree in writing, at the time I sign this Security Instrument, that Lender will pay interest on the Funds; or (ii) the law requires Lender to pay interest on the Funds.

          (C) Adjustments to the Funds
          Under the law, there is a limit on the amount of Funds Lender may hold. If the amount of Funds held by Lender exceeds this limit, then the law requires Lender to account to me in a special manner for the excess amount of Funds. There will be an excess amount if, at any time, the amount of Funds which Lender is holding or keeping is greater than the amount of Funds Lender is allowed to hold under the law.

          If, at any time, Lender has not received enough Funds to make the payments of Escrow Items when the payments are due, Lender may tell me in writing that an additional amount is necessary. I will pay to Lender whatever additional amount is necessary to pay the Escrow Items in full. Lender will determine the number of monthly payments I have in which to pay that additional amount, but the number of payments will not be more than twelve.

          When I have paid all of the Sums Secured, Lender will promptly refund to me any Funds that are the being held by Lender. If under Paragraph 21 below, Lender either acquires or sells the Property then before the acquisition or sale, Lender will use any Funds which Lender is holding at the time of the acquisition or sale to reduce the Sums Secured.

          3. APPLICATION OF BORROWER'S PAYMENTS
          Unless the law requires otherwise, Lender will apply each of my payments under the Note and under Paragraphs 1 and 2 above in the following order and for the following purposes:
          First, to pay any prepayment charges due under the Note;
          Next, to pay amounts due to Lender under Paragraph 2 above;
          Next, to pay interest due;
          Next, to pay principal due; and
          Last, to pay any late charges due under the Note.

          4. BORROWER"S OBLIGATION TO PAY CHARGES, ASSESSMENTS AND CLAIMS
          I will pay taxes, assessments, water frontage charges and other similar charges, sewer rents, and any other charges and fines that may be imposed on the Property and that may be superior to this Security Instrument. I will also make payments due under my lease if I am a tenant on the Property and I will pay ground rents (if any) due on the Property. I will do this either by making the payments to Lender that are described in Paragraph 2 above or, if I am not required to make payments under Paragraph 2, by making the payments on time to the person owed them. (In this Security Instrument, the word "person" means any person, organization, governmental authority or other party). If I make direct payments, then promptly after making any of those payments I will give Lender a receipt which shows that I have done so. If I make payment to Lender under Paragraph 2, I will give Lender all notices or bills that I receive for the amounts due under this Paragraph 4.

          I will promptly pay or satisfy all liens against the Property that may be superior to this Security Instrument. However, this Security Instrument does not require me to satisfy a superior lien if: (A) I agree, in writing, to pay the obligation which gave rise to the superior lien and Lender approves the way in which I agree to pay that obligations; or (B) in good faith, I argue or defend against the superior lien in a lawsuit 80 that, during the lawsuit, the superior lien may not be enforced; or (C) I secure from the holder of that other lien an agreement, approved in writing by Lender, that the lien of this Security Instrument is superior to the lien held by that person. If Lender determines that any part of the Property is subject to a superior lien, Lender may give Borrower a notice identifying the superior lien Borrower shall pay or satisfy the superior lien or take one or more of the actions set forth above within 10 days of the giving of notice.

          5. BORROWER'S OBLIGATION TO MAINTAIN HAZARD INSURANCE OR PROPERTY INSURANCE
          I will obtain hazard or property insurance to cover all buildings and other improvements that now are or in the future will be located on the Property. The insurance must cover loss or damage caused by fire, hazards normally covered by "extended coverage" hazard insurance policies and other hazards for which Lender requires coverage, including floods and flooding. The insurance must be in the amounts and for the periods of time required by Lender. I may choose the insurance company, but my choice is subject to Lender's approval. Lender may not refuse to approve my choice unless the refusal is reasonable. If I do not maintain the insurance coverage described above, Lender may obtain insurance coverage to protect Lender's rights in the property in accordance with paragraph 7 below.

          All of the insurance policies and renewals of those policies must include what is known as a "standard mortgage clause" to protect Lender. The form of all policies and renewals must be acceptable to Lender. Lender will have the right to hold the policies and renewals. If Lender requires, I will promptly give Lender all receipts of paid premiums and renewal notices that I receive.

          If there is a loss or damage to the Property, I will promptly notify the insurance company and Lender. If I do not promptly prove to the insurance company that the loss or damage occurred, then Lender may do so.
          The amount paid by the insurance company is called "proceeds". The proceeds will be used to repair or to restore the damaged Property unless: (A) it is not economically feasible to make the repairs or restoration; or (B) the use of the proceeds for that purpose would lessen the protection given to Lender by this Security Instrument; or (C) Lender and I have agreed in writing not to use the proceeds for that purpose If the repair or restoration is not economically feasible or if it would lessen Lender's protection under this Security Instrument, then the proceeds will be used to reduce the amount that I owe to Lender under the Note and under this Security Instrument. If any of the proceeds remain after the amount that I owe to Lender has been paid in full, the remaining proceeds will be paid to me.
          If I abandon the Property, or if I do not answer, within 30 days, notice from Lender stating that the insurance company has offered to settle a claim, Lender may collect the proceeds. Lender may use the proceeds to repair or restore the Property or to pay the Sums Secured. The 30-day period will begin when the notice is given.

          If any proceeds are used to reduce the amount of principal which I owe to Lender under the Note that use will not delay the due date or change the amount of any of my monthly payments under the Note and under Paragraphs 1 and 2 above. However, Lender and I may agree in writing to those delays or changes.

          If Lender acquires the Property under Paragraph 21 below, all of my rights in the insurance policies will belong to Lender. Also, all of my rights in any proceeds which are paid because of damage that occurred before the property is acquired by Lender or sold will belong to Lender. However, Lender's rights in those proceeds will not be greater than the Sums Secured immediately before the Property is acquired by Lender or sold.

          6. BORROWER"S OBLIGATIONS TO OCCUPY THE PROPERTY, TO MAINTAIN AND PROTECT THE PROPERTY, AND TO FULFILL ANY LEASE OBLIGATIONS; BORROWER'S LOAN APPLICATION
          (A) Borrower's Obligations to Occupy the Property
          I will occupy the Property and use the Property as my principal residence within sixty days after I sign this Security Instrument. I will continue to occupy the Property and to use the Property as my principal residence for at least one year. The one-year period will begin when I first occupy the Property. However, I will not have to occupy the Property and use the Property as my principal residence within the time frames set forth above if Lender agrees in writing that I dc not have to do so. Lender may not refuse to agree unless the refusal is reasonable. I also will not have to occupy the Property and use the Property as my principal residence within the time frames set forth above if extenuating circumstances exist which are beyond my control.

          (B) Borrower's Obligations to Maintain And Protect the Property
          I will keep the Property ln good repair I will not destroy, damage or harm the Property, and I will not allow the Property to deteriorate.

          I will be "in default" under this Security Instrument if I fail to keep any promise or agreement made in this Security Instrument. I also will be in default under this Security Instrument if any civil or criminal action or proceeding for "forfeiture" (that is, a legal action or proceeding to require the Property, or any part of the Property, to be given up) is begun and Lender determines, in good faith, that this action or proceeding could result in a court ruling (i) that would require forfeiture of the Property or (ii) that would materially impair the lien of the Security Instrument or Lender's rights in the Property. I may correct the default by obtaining a court ruling that dismisses the legal action or proceeding, if Lender determines, in good faith, that this court ruling prevents forfeiture of my interests in the Property and also prevents any material impairment of (i) the lien created by this Security Instrument or (ii) Lender's rights in the Property. If I correct the default, I will have the right to have enforcement of this Security Instrument discontinued, as provided in Paragraph 18 below, even if Lender has required immediate payment in full.

          (C) Borrower's Obligations to Fulfill Any Lease Obligations
          If I do not own but am a tenant on the Property, I will fulfill all my obligations under my lease. I also agree that, if I acquire the fee title to the Property, my lease interest and the fee title will not merge unless Lender agrees to the merger in writing.

          (D) Borrower's Loan Application
          If, during the application process for the loan that I promise to pay under the Note, I made false or inaccurate statements to Lender about information important to Lender in determining my eligibility for the loan, Lender will treat my actions as a default under this Security Instrument. False or inaccurate statements about information important to the Lender would include a misrepresentation of my intentions to occupy the Property as a principal residence. This is just one example of a false or inaccurate statement of important information. Also, if during the loan application process I failed to provide Lender with information important to Lender in determining my eligibility for the loan, Lender will treat this as a default under this Security Instrument.

          7.  LENDER'S RIGHT TO PROTECT ITS RIGHTS IN THE PROPERTY
          If: (A) I do not keep my promises and agreements made in this Security Instrument, or (B) someone, including me, brings a legal proceeding that may significantly affect Lender's rights in the Property (such as a legal proceeding in bankruptcy, in probate, for condemnation or forfeiture, or to enforce laws or regulations), Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include appearing in court, paying reasonable attorneys' fees and entering on the Property to make repairs. Although Lender may take action under this Paragraph 7, Lender does not have to do so. I will pay to Lender any amounts, with interest, which Lender spends under this Paragraph 7. I will pay those amounts to Lender when Lender sends me a notice requesting that I do so. I will also pay interest on those amounts at the Note rate Interest on each amount will begin on the date that the amount is spent by Lender. However, Lender and I may agree in writing to terms of payment that are different from those in this paragraph. This Security Instrument will protect Lender in case I do not keep this promise to pay those amounts with interest.

          8. MORTGAGE INSURANCE
          If Lender required mortgage insurance as a condition of making the loan that I promise to pay under the Note, I will pay the premiums for the mortgage insurance If, for any reason, the mortgage insurance coverage lapses or ceases to be in effect, I will pay the premiums for substantially equivalent mortgage insurance coverage. However, the cost of this mortgage insurance coverage must be substantially equivalent to the cost to me of the previous mortgage insurance coverage, and the alternate mortgage insurer must be approved by Lender.

          If substantially equivalent mortgage insurance coverage is not available, Lender will establish a "loss reserve" as a substitute for the mortgage insurance coverage. I will pay to Lender each month an amount equal to one-twelfth of the yearly mortgage insurance premium (as of the time the coverage lapsed or ceased to be in effect.) Lender will retain these payments, and will use these payments to pay for losses that the mortgage insurance would have covered Lender may choose to no longer require loss reserve payments, if mortgage insurance coverage again becomes available and is obtained. The mortgage insurance coverage must be in the amount and for the period of time required by Lender. The Lender must approve the insurance company providing coverage.

          I will pay the mortgage insurance premiums, or the loss reserve payments, until the requirement for mortgage insurance ends according to my written agreement with Lender or according to law. Lender may require me to pay the premiums, or the loss reserve payments, in the manner described in Paragraph 2 above.

          9. LENDER'S RIGHT TO INSPECT THE PROPERTY
          Lender, and others authorized by Lender, may enter on and inspect the Property. They must do so in a reasonable manner and at
          reasonable times.   Before or at the time an inspection is made,
          Lender must give me notice stating a reasonable purpose for the inspection.

          10. AGREEMENTS ABOUT CONDEMNATION OF THE PROPERTY
          A taking of property by any governmental authority by eminent domain is known as "condemnation". I give to Lender my right:
          (A) to proceeds of all awards or claims for damages resulting from condemnation or other governmental taking of the Property; and (B) to proceeds from a sale of the Property that is made to avoid condemnation. All of those proceeds will be paid to Lender.

          If all of the Property is taken, the proceeds will be used to reduce the Sums Secured. If any of the proceeds remain after the amount that I owe to Lender has been paid in full, the remaining proceeds will be paid to me.

          Unless Lender and I agree otherwise in writing, if only a part of the Property is taken, and the fair market value of the Property immediately before the taking either is equal to, or greater than, the amount of the Sums Secured immediately before the taking, the amount that I owe to Lender will be reduced only by the amount of proceeds multiplied by a fraction. That fraction is as follows: (A) the total amount of the Sums Secured immediately before the taking, divided by (B) the fair market value of the Property immediately before the taking. The remainder of the proceeds will be paid to me.

          Unless Lender and I agree otherwise in writing or unless the law requires otherwise, if only a part of the Property is taken, and the fair market value of the Property immediately before the taking is less than the amount of the Sums Secured immediately before the taking, the proceeds will be used to reduce the Sums Secured.

          If I abandon the Property, or if I do not answer, within 30 days, a notice from Lender stating that a governmental authority has offered to make a payment or to settle a claim for damages, Lender has the authority to collect the proceeds. Lender may then use the proceeds to repair or restore the Property or to reduce the Sums Secured . The 30-day period will begin when the notice is given.

          If any proceeds are used to reduce the amount of principal which I owe to Lender under the Note, that use will not delay the due date or change the amount of any of my monthly payments under the Note and under Paragraphs 1 and 2 above. However, Lender and I may agree in writing to those delays or changes.

          11. CONTINUATION OF BORROWER'S OBLIGATIONS AND OF LENDER'S RIGHTS

          (A) Borrower's Obligations
          Lender may allow a person who take over my rights and obligations to delay or to change the amount of the monthly payments of principal and interest due under the Note or under this security Instrument. Even if Lender does this, however, that person and I will both still be fully obligated under the Note and under this Security Instrument.

          Lender may allow those delays or changes for a person who takes over my rights and obligations, even if Lender is requested not to do so. Lender will not be required to bring a lawsuit against such a person for not fulfilling obligations under the Note or under this Security Instrument, ever if Lender is requested to do so.

          (B) Lender's Rights
          Even if Lender does not exercise or enforce any right of Lender under this Security Instrument or under the law, Lender will still have all those rights and may exercise and enforce them in the future. Even if Lender obtains insurance, pays taxes, or pays other claims, charges or liens against the Property, Lender will have the right under Paragraph 21 below to demand that I make immediate payment in full of the amount that I owe to Lender under the Note and under this Security Instrument.

          12. OBLIGATIONS OF BORROWER AND OF PERSONS TAKING OVER BORROWER'S RIGHTS OR OBLIGATIONS
          Any person who takes over my rights or obligations under this Security Instrument will have all of my rights and will be obligated to keep all of my promises and agreements made in this security Instrument. Similarly, any person who takes over Lender's rights or obligations under this Security Instrument will have all of Lender's rights and will be obligated to keep all of Lender's agreements made in this Security Instrument.

          If more than one person signs this Security Instrument as Borrower, each of us is fully obligated to keep all of Borrower's promises and obligations contained in this Security Instrument. Lender may enforce Lender's rights under this Security Instrument against each of us individually or against all of us together. This means that any one of us may be required to pay all of the Sums Secured. However, if one of us does not sign the Note: (A) that person is signing this Security Instrument only to give that person's rights in the Property to Lender under the terms of this Security Instrument; and (B) that person is not personally obligated to pay the sums Secured; and (C) that person agrees that Lender may agree with the other Borrowers to delay enforcing any of Lender's rights or to modify or make any accommodations with regard to the terms of this security Instrument or the Note without that person's consent.

          13. LOAN CHARGES
          If the loan secured by this Security Instrument is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed permitted limits: (A} any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (B) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under the Note.

          14. NOTICES REQUIRED UNDER THIS SECURITY INSTRUMENT
          Any notice that must be given to me under this Security Instrument will be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice will be addressed to me at the address stated in the section above titled "Description of Property". A notice will be given to me at a different address if I give Lender a notice of my different address. Any notice that must be given to Lender under this Security Instrument will be given by mailing it to Lender's address stated in subparagraph (C) of the section
          above titled "Words Used Often In This Document".   A notice will
          be mailed to Lender at a different address if Lender gives me a notice of a different address. A notice required by this Security Instrument is given when it is mailed or when it is delivered according to the requirements of this Paragraph 14 or of applicable law.

          15. LAW THAT GOVERNS THIS SECURITY INSTRUMENT
          This Security Instrument is governed by federal law and the law that applies in the place where the Property is located. If any term of this Security Instrument or of the Note conflicts with the law, all other terms of this Security Instrument and of the Note will still remain in effect if they can be given effect
          without the conflicting term.   This means that any terms of this
          Security Instrument and of the Note which conflict with the law can be separated from the remaining terms, and the remaining terms will still be enforced.

          16. BORROWER'S COPY
          I will be given one conformed copy of the Note and of this Security Instrument.

          17. AGREEMENTS ABOUT LENDER'S RIGHTS IF THE PROPERTY IS SOLD OR TRANSFERRED
          Lender may require immediate payment in full of all Sums Secured by this Security Instrument if all or any part of the Property, or if any right in the Property, is sold or transferred without Lender's prior written permission Lender also may require immediate payment in full if beneficial interest in Borrower is sold or transferred and Borrower is not a natural person. However, Lender shall not require immediate payment in full if this is prohibited by federal law on the date of this Security Instrument.

          If Lender requires immediate payment in full under this Paragraph 17, Lender will give me a notice which states this requirement. The notice will give me at least 30 days to make the require payment. The 30-day period will begin on the date the notice is mailed or delivered. If I do no make the required payment during that period, Lender may act to enforce its rights under the security Instrument without giving me any further notice or demand for payment.

          18. BORROWER'S RIGHT TO HAVE LENDER'S ENFORCEMENT OF THIS SECURITY INSTRUMENT DISCONTINUED
          Even if Lender has required immediate payment in full, I may have the right to have enforcement of this Security Instrument discontinued. I will have this right at any time before sale of the Property under any power of sale granted by this Security Instrument or at any time before judgement has been entered enforcing this Security Instrument if I meet the following conditions:
          (A) I pay to Lender the full amount that then would be due under this Security Instrument and the Note as if immediate payment in full had never been required; and
          (B) I correct my failure to keep any of my other promises or agreements made in this Security Instrument; and
          (C) I pay all of Lender's reasonable expenses in enforcing this Security Instrument including, for example, reasonable attorneys' fees; and
          (D) I do whatever Lender reasonably requires to assure that Lender's rights in the Property, Lender's rights under this Security Instrument, and my obligations under the Note and under this Security Instrument continue unchanged.

          If I fulfill all of the conditions in this Paragraph 18, then the Note and this Security Instrument will remain in full effect as if immediate payment in full had never been required. However, I will not have the right to have Lender's enforcement of this Security Instrument discontinued if Lender has required immediate payment in full under Paragraph 17 above.

          19. NOTE HOLDER'S RIGHT TO SELL THE NOTE OR AN INTEREST IN THE NOTE; BORROWER'S RIGHT TO NOTICE OF CHANGE OF LOAN SERVICER
          The Note, or an interest in the Note, together with this Security Instrument, may be sold one or more times I may not receive any prior notice of these sales.

          The entity that collects my monthly payments due under the Note and this Security Instrument is called the "Loan Servicer". There may be a change of the Loan Servicer as a result of the sale of the Note; there also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. The law requires that I be given written notice of any change of the Loan Servicer. The written notice must be given ln the manner required under Paragraph 14 above and under applicable law. The notice will state the name and address of the new Loan Servicer, and also tell me the address to which I should make my payments. The notice also will contain any other information required by the law.

          20. CONTINUATION OF BORROWER"S OBLIGATIONS TO MAINTAIN AND PROTECT TEE PROPERTY
          The federal law and the laws of the jurisdiction where the Property is located that relate to health, safety or
          environmental protection are called "Environmental Laws".   I
          will not do anything affecting the Property that violates Environmental Laws, and I will not allow anyone else to do so.

          Environmental Laws classify certain substances as toxic or hazardous. There are other substances that are considered hazardous for purposes of this Paragraph 20. These are gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. The substances defined as toxic or hazardous by Environmental Laws and the substances considered hazardous for purposes of this Paragraph 20 are called "Hazardous Substances".

          I will not permit Hazardous Substances to be present on the Property. I will not use or store Hazardous Substances on the Property, and I will not allow anyone else to do so. I also will not dispose of Hazardous Substances on the Property, or release any Hazardous Substance on the Property, and I will not allow anyone else to do so. However, I may permit the presence on the Property of small quantities of Hazardous Substances that are generally recognized as appropriate for normal residential use and maintenance of the Property, and I may use or store these small quantities on the Property. In addition, unless law requires removal or other action, the buildings, the improvements and the fixtures on the Property are permitted to contain asbestos and asbestos containing materials if the asbestos and asbestos containing materials are undisturbed and "non-friable" (that is, not easily crumbled by hand pressure).

          If I know of any investigation, claim, demand, lawsuit or other action by the government or by a private party involving the Property and any Hazardous Substance or Environmental Laws, I will promptly notify the Lender in writing. If the government notifies me (or I otherwise learn) that it is necessary to remove a Hazardous Substance affecting the Property or to take other remedial actions, I will promptly take all necessary remedial actions as required by Environmental Laws.

          21. LENDER'S RIGHTS IF BORROWER FAILS TO KEEP PROMISES AND
          AGREEMENTS
          Except as provide in Paragraph 17 above, if all of the conditions stated in subparagraphs (A), (B) and (c) of this Paragraph 21 are met, Lender say require that I pay immediately the entire amount remaining unpaid under the Note and under this Security Instrument Lender may do this without asking any further demand for payment. This requirement is called "immediate payment in full".

          If Lender requires immediate payment in full, Lender may bring a lawsuit to take away all of my remaining rights in the Property
          and have the Property sold.   At this sale Lender or another
          person may acquire the Property. This is known as "foreclosure and sale". In any lawsuit for foreclosure and sale, Lender will have the right to collect all costs and disbursements and additional allowances allowed by law and will have the right to add all reasonable attorneys' fees to the amount I owe Lender, which fees shall become part of the Sums Secured.

          Lender may require immediate payment in full under this Paragraph 21 only if all of the following conditions are met:

          (A) I fail to keep any promise or agreement made in this security Instrument, including the promises to pay when due the Sums Secured.

          (B) Lender sends to me in the manner described in Paragraph 14 above, a notice that states:
          (i) The promise or agreement that I failed to keep;
          (ii) The action that I must take to correct that default;
          (iii) A date by which I must correct the default. That date must be at least 30 days from the date on which the notice is given;
          (iv) That if I do not correct the default by the date stated in the notice, Lender may require immediate payment in full, and Lender or another person may acquire the Property by means of foreclosure and sale;
          (v) That if I meet the conditions stated in Paragraph 18 above, I will have the right to have Lender's enforcement of this Security Instrument discontinued and to have the Note and Security Instrument remain fully effective as if immediate payment in full had never been required; and
          (vi) That I have the right in any lawsuit for foreclosure and sale to argue that I did keep my promises and agreements under the Note and under this Security Instrument, and to present any other defenses that I may have.

          (C) I do not correct the default stated in the notice from Lender by the date stated in that notice.

          22. LENDER'S OBLIGATION TO DISCHARGE THIS SECURITY INSTRUMENT When Lender has been paid all amounts due under the Note And Under this Security Instrument, Lender will discharge this Security Instrument by delivering a certificate stating that this Security Instrument has been satisfied I will not be required to pay Lender for the discharge, but I will pay all costs of recording the discharge in the proper official records.

          23. AGREEMENTS ABOUT NEW YORK LIEN LAW
          I will receive all amounts lent to me by Lender subject to the trust fund provisions of Section 13 of the New York Lien Law. This means that if, on the date this Security Instrument is recorded, construction or other work on any building or other improvement located on the Property has not been completed for at least four months, I will: (A) hold all amounts which I receive and which I have a right to receive from Lender under the Note as a "trust fund"; and (B) use those amounts to pay for that construction or work before I use them for any other purpose.
          The fact that I am holding those amounts as a "trust fund" means that for any building or other improvement located on the Property I have a special responsibility under the law to use the amount in the manner described in this Paragraph 23.

          24. RIDERS TO THIS SECURITY INSTRUMENT
          If one or more riders are signed by Borrower and recorded together with this Security Instrument, the promises and agreements of each rider are incorporated as a part of this Security Instrument. [Check applicable box(es)]

          __ Adjustable Rate Rider  __ Condominium Rider  __ 1-4 Family
                                                             Rider

          __ Graduated Payment Rider  __ Planned Unit Development Rider

          __ Biweekly Payment Rider  __ Balloon Rider __ Rate
                                                         Improvement Rider

          x Second Home Rider   X Other(s) [specify]   __ VA Rider


          X Due-On Transfer   X Mortgage Rider

          Schedule "A"

               BY SIGNING BELOW, I accept and agree to the promises and agreements contained in pages 1 through 10 of this Security Instrument and in any rider(s) signed by me and recorded with it.

          Witnesses:

           s/ H. Bruce Russell                    (Seal)
          RUSSELL FAMILY ASSOCIATES, A LIMITED PARTNERSHIP
          BY:  H. BRUCE RUSSELL, GENERAL PARTNER, Borrower

                                    MORTGAGE RIDER
          I further agree with the Lender as follows:

          1.   RIDER NOT APPLICABLE IF MORTGAGE IS ASSIGNED TO GOVERNMENT
               AGENCY
               That this Rider shall replace those clauses in the Note and in the Mortgage executed by me which are inconsistent with this Rider unless the Mortgage is assigned to the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association, or any other federal or state governmental agency, in which event this Rider shall be inapplicable and unenforceable.

          2.  REIMBURSEMENT FOR UNPAID INSURANCE PREMIUMS
               That I will reimburse the Lender for any premiums paid for insurance by the Lender after my failure to do so.

          3. ADDITIONAL EVENTS CAUSING POSSIBLE IMMEDIATE PAYMENT IN FULL That the Lender may require Immediate Payment in Full, at the option of the Lender,

               a. upon my failure to pay any installment of principal or of interest for thirty (30) days, or

               b. upon my failure to pay any tax, water rate, or assessment for thirty (30) days after a notice and demand has been mailed or delivered to me by the Lender, or

               c. after my failure to reimburse the Lender for premiums paid for fire or flood insurance, or

               d. after my failure, when requested by the Lender, to furnish a statement of the amount due on the mortgage and whether I have any offsets or defenses against the amounts that I owe the Lender under the Note, Mortgage, or this Rider.

          4.  INTEREST RATE AFTER FORECLOSURE IS BEGUN
               That in the event the Lender requires Immediate Payment in Full and then commences an action to foreclose the Mortgage, I shall pay interest thereafter at the rate set forth in the Note or at the highest legal rate permitted by law, whichever is higher.

          5.  AMOUNT OF "FUNDS" NEEDED AND REPAID ON DEMAND
               That I will pay to the Lender at the time I sign this Mortgage a lump sum in the amount of "Funds" due each month for taxes and insurance times the number of months that have gone by since the last due date of the taxes or insurance premiums; that I also agree that any excess amount of "Funds" on deposit that shall be repaid or credited to me on demand shall be that amount shown as an excess as of the last annual accounting of the "Funds".

          6.  ATTORNEY FEES AFTER FORECLOSURE IS BEGUN
               That if the Lender commences an action to foreclose the Mortgage, the Lender may recover reasonable attorney fees in the amount up to five percent (5%) of the balance due on the Mortgage, and these fees shall be secured by the Mortgage.

          7. ADDITIONAL EVENTS CAUSING POSSIBLE IMMEDIATE PAYMENT IN FULL AFTER NOTICE
               That the Lender may require Immediate Payment in Full, at the option of the Lender upon thirty (30) days notice to me,

               a. if any structure or fixture on the Property shall be removed, demolished, or substantially altered;

               b.  if I shall convey the Property or any part thereof;

               c. if I fail to comply with any requirement of federal, state or municipal authorities (the Lender, however, may comply and add the expense to the mortgage debt); or

               d.  if the Property becomes vacant or non-owner occupied.

          8.  RETENTION OF INSURANCE PROCEEDS
               That the Lender may retain proceeds received from an insurance company following a loss or damage to the Property and may apply them to reduce the mortgage debt, or, at the Lender's option, it may pay the proceeds, in whole or part, to me for the repair or replacement of the loss or damage.

          9.  APPOINTMENT OF A RECEIVER
               That the Lender shall be entitled to the appointment of a court-appointed receiver without notice to me and without regard to whether the Property itself is adequate security for the mortgage debt.

          10.  OPTIONAL DISCONTINUANCE OF FORECLOSURE AFTER PAYMENT OF
               AMOUNT DUE
               That in the event the Lender requires Immediate Payment in Full, the Lender may discontinue any lawsuit brought for foreclosure and sale, but it does not have to do so. The Lender may elect to continue to judgment despite an offer on my part to pay the full amount that would have been due (any attempted payment by me would be returned) and despite my correction of a failure to keep any of my other promises or agreements made in the Mortgage.

          11.  LATE CHARGE ON TOTAL MONTHLY PAYMENT
               Any late charge owing under the terms of the Note and Mortgage shall be computed at the rate of two cents ($.02) for each dollar ($1.00) of the total monthly payment that is overdue.

          Date: SEPTEMBER 1, 1995
                                           s/ H. Bruce Russell
                                           RUSSELL FAMILY ASSOCIATES, A
                                           LIMITED PARTNERSHIP
                                           BY:  H. BRUCE RUSSELL, GENERAL
                                                 PARTNER

                                DUE-ON TRANSFER RIDER

                  This rider, is dated SEPTEMBER 1, 1995, and is a part of and changes the Mortgage of the same date which I have given to secure my Note of this date (the "Note") to FIRST NATIONAL BANK OF ROCHESTER (the "Lender"). The Mortgage covers the property described in the Mortgage and located at:

                  5170 COUNTY ROAD 11
                  GORHAM, NEW YORK 14461

                  NOTICE: This Rider adds a provision to the Mortgage allowing the Lender to require repayment of the Note in full upon the sale or transfer of the property.

          AMENDED PROMISE.
          I and Lender agree that Uniform Promise 17 of the Mortgage is changed to read as follows:

          17. AGREEMENTS ABOUT LENDER'S RIGHTS IF THE PROPERTY IS SOLD OR TRANSFERRED.

          Lender may require Immediate Payment in Full, as that phrase is defined in Paragraph 18 below, if all or any part of the Property, or if any right in the property, is sold or transferred without Lender's prior written permission. Lender also may require Immediate Payment in Full if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person. However, Lender shall not require Payment in Full if it is not authorized by Federal Law to do so.

          If Lender chooses to require immediate Payment in Full under this Paragraph 17, Lender will send me a notice, in the manner described in Paragraph 14 above, which states this requirement. The notice will give me at least 30 days to make the required payment. The 30 day grace period will begin on the date the notice is mailed or delivered. If I do not make the payment during that period, Lender may bring a lawsuit for "foreclosure and sale" under Paragraph 19 below without giving me any further notice or demand for payment.

          I will continue to be responsible for all of my promises and agreements under the Note and Mortgage even if I sell or transfer the Property to someone else, unless the Lender releases me in writing from my promises and agreements.

                  By signing this Rider, I agree to all of the above.

                                           s\ H. Bruce Russell
                                           RUSSELL FAMILY ASSOCIATES,
                                           A LIMITED PARTNERSHIP
                                           BY: H. BRUCE RUSSELL, GENERAL
                                           PARTNER

          DUE-ON-TRANSFER RIDER - New York - 1-4 Family - 3/83 FNMA/FHLMC Plain Language Instrument

                                  SECOND HOME RIDER


                  THIS SECOND HOME RIDER is made on this 1st day of September, 1995, and is incorporated into and shall be deemed to amend and supplement the Mortgage, Deed of Trust, or security Deed (the "Security Instrument") of the same date given by the undersigned (the "Borrower," whether there are one or more persons undersigned) to secure Borrower's Note to

          First National Bank of Rochester (the "Lender") of the same date and covering the property described in the security Instrument (the "Property"), which is located at:

                  5170 County Road 11, Gorham, New York 14461
                  [Property Address]

                  In addition to the covenants and agreements made in the Security Instrument, Borrower and Lender further covenant and agree that Uniform Covenant 6 of the Security Instrument is deleted and is replaced by the following:

                  6. Occupancy and Use; Preservation, Maintenance and Protection of the Property; Borrower's Loan Application; Leaseholds. Borrower shall occupy, and shall only use, the Property as Borrower's second home. Borrower shall keep the property available for Borrower's exclusive use and enjoyment at all times, and shall not subject the Property to any timesharing or other shared ownership arrangement or to any rental pool or agreement that requires Borrower either to rent the Property or give a management firm or any other person any control over the occupancy or use of the Property. Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate, or commit waste on the Property. Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in

                  Lender's good faith judgement could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lender's security interest. Borrower may cure such a default and reinstate, as provided in paragraph 18, by causing the action or proceeding to be dismissed with a ruling that, in Lender's good faith determination, precludes forfeiture of the Borrower's interest in the Property or other material impairment of the lien created by this Security Instrument or Lender's security interest. Borrower shall also be in default if Borrower, during the loan application process, gave materially false or inaccurate information or statements to Lender (or failed to provide Lender with any material information) in connection with the loan evidenced by the Note, including, but not limited to , representations concerning Borrower's occupancy and use of the Property as a second home. If this Security Instrument is on a leasehold, Borrower shall comply with all the provisions of the lease. If Borrower acquires fee title to the Property, the leasehold and the fee title shall not merge unless Lender agrees to the merger in writing.

          BY SIGNING BELOW, Borrower accepts and agrees to the terms and provisions contained in this Second Home Rider.


          s\ H. Bruce Russell        (Seal)
          __________________________ (Seal)
          Russell Family Associates, Borrower
          A Limited Partnership
          By: H. Bruce Russell, General Partner

          MULTISTATE SECOND HOME RIDER -- Single Family -- Freddie Mac UNIFORM INSTRUMENT
          Form 3890/9/90    item 7099 (9102)


                                         NOTE
          _________________________________________________________________
              SEPTEMBER 1, 1995
                        Rochester,        New York
                        [City]            [State]

          5170 COUNTY ROAD 11, GORHAM, NEW YORK 14461 (TOWN of GORHAM)
                                  [Property Address]


          1.  BORROWER'S PROMISE TO PAY
               In return for a loan that I have received, I promise to pay U.S. $ 150,000.00 (this amount is called "principal"), plus interest, to the order of the Lender. The Lender is First National Bank of Rochester. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

          2.  INTEREST
               Interest will be charged on unpaid principal until the full amount has been paid. I will pay interest at a yearly rate of 7.25%.
               The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(B) of this Note.

          3.  PAYMENTS
               (A) Time and Place of Payments
               I will pay principal and interest by making payments every month.
               I will make my monthly payments on the 1st day of each month beginning on OCTOBER 1, 1995
               I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest before principal. If, on September 1, 2010, I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "Maturity Date".
               I will make my monthly payments at 35 State Street, Rochester, New York 14614 or at a different place if required by the Note Holder.
               (B) Amount of Monthly Payments
               My monthly payment will be in the amount of U.S. $ 1,369.29


          4.  BORROWER'S RIGHT TO PREPAY
               I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment". When I make prepayment, I will tell the Note Holder in writing that I am doing so.
               I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

          5.  LOAN CHARGES
               If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

          6.  BORROWER'S FAILURE TO PAY AS REQUIRED
               (A) Late Charge for Overdue Payments
               If the Note Holder has not received the full amount of any monthly payment by the end of 15 calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be 2.0% of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.
               (B) Default
               If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.
               (C) Notice of Default    If I am in default, the Note Holder
          may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. That date must be at least 30 days after the date on which the notice is delivered or mailed to me.
               (D) No Waiver By Note Holder
               Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.
               (E) Payment of Note Holder's Costs and Expenses
               If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note, whether or not a lawsuit is brought, to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

          7.  GIVING OF NOTICES
               Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.
               Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given a notice of that different address.

          8. OBLIGATIONS OF PERSONS UNDER THIS NOTE
               If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

          9. WAIVERS
               I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

          10. UNIFORM SECURED NOTE
               This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

               AGREEMENTS ABOUT LENDER'S RIGHTS IF THE PROPERTY IS SOLD OR TRANSFERRED
               Lender may require immediate payment in full of all Sums Secured by this Security Instrument if all or any part of the Property, or if any right in the Property, is sold or transferred without Lender's prior written permission. Lender also may require immediate payment in full if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person. However, Lender shall not require immediate payment in full if this is prohibited by federal law on the date of this Security Instrument.
               If Lender requires immediate payment in full under this Paragraph 17, Lender will give me a notice which state this requirement. The notice will give me at least 30 days to make the required payment. The 30-day period will begin on the date the notice is mailed or delivered. If I do not make the required payment during that period, Lender may act to enforce its rights under this Security Instrument without giving me any further notice or demand for payment.

          Borrower has executed and acknowledges receipt of pages 1 and 2 of this Fixed Rate Note.
          WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.


          s/ H. Bruce Russell  (Seal)   __________________________ (Seal)
          RUSSELL FAMILY ASSOCIATES, A LIMITED PARTNERSHIP
          BY:  H. BRUCE RUSSELL, GENERAL PARTNER-Borrower

               -Borrower

          SS#____________________       SS# _______________________

                                                  Form 3233 10/91